UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2006
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)		92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01.Entry into a Material Definitive Agreement.
     Compensation Increase for Thomas S. Ulry
     On October 19, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Commerce Energy Group, Inc. (the “Company”) increased the annual base salary of Mr. Thomas S. Ulry, Senior Vice President, Sales & Marketing, from $225,000 to $250,000, effective October 1, 2006, and awarded Mr. Ulry a $25,000 discretionary cash bonus.
     Appointment of Nick Cioll as an Executive Officer and Compensation Increase for Mr. Cioll
     On October 20, 2006, the Board appointed Mr. Nick Cioll as Vice President, Chief Risk Officer of the Company and designated Mr. Cioll as an executive officer of the Company for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an officer for purposes of Section 16 of the Exchange Act. On the same day, the Compensation Committee of the Board increased the annual base salary of Mr. Cioll from $152,000 to $172,000 and awarded Mr. Cioll a $20,000 discretionary cash bonus, effective immediately. Previously, Mr. Cioll was the Vice President, Risk Management of Commerce Energy, Inc., the principal operating subsidiary of the Company, a position he held since September 2004.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: October 25, 2006	By:	/S/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer